                                                FILED PURSUANT TO RULE 424(B)(3)
                                                      REGISTRATION NO. 333-37737

                              PROSPECTUS SUPPLEMENT
                             DATED NOVEMBER 3, 2000
                    TO THE PROSPECTUS DATED NOVEMBER 14, 1997

                         ALTERRA HEALTHCARE CORPORATION
                    (F/K/A ALTERNATIVE LIVING SERVICES, INC.)

         Alterra Healthcare Corporation (f/k/a Alternative Living Services, Inc. (the "Company")) has prepared this Prospectus Supplement to update certain information included in the Company's Prospectus dated November 14, 1997 relating to the Company's $50,000,000 aggregate principal amount of 7% Convertible Subordinated Debentures due 2004 (the "Debentures"), issued in a private placement on May 21, 1997 and the 2,469,136 shares of common stock, $.01 par value, of the Company that are issuable upon conversion of the Debentures, subject to adjustment under certain circumstances.

         The table set forth in the Prospectus under the caption "SELLING SECURITYHOLDERS" is hereby supplemented as follows:

                                                         PRINCIPAL     PRINCIPAL
                                                          AMOUNT        AMOUNT
                                                            OF            OF
                                                        DEBENTURES     DEBENTURES     PERCENT OF
                                                       BENEFICIALLY    THAT MAY BE    OUTSTANDING
NAME                                                      OWNED           SOLD        DEBENTURES
----                                                   ------------    -----------    -----------

Transamerica Occidental Life Insurance Company ....     $5,000,000     $5,000,000          10%